Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mereo BioPharma Group plc

London, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Mereo BioPharma Group plc of our report dated March 28, 2023, relating to the consolidated financial statements of Mereo BioPharma Group plc which appears in the Company’s Annual Report on Form 20-F, which is incorporated by reference in this Registration Statement.

/s/ BDO LLP
BDO LLP
Reading, United Kingdom

January 23, 2024